Exhibit 10.5

RESTRICTED STOCK PURCHASE AGREEMENT

Pursuant to the terms of this Restricted Stock Purchase Agreement (the “Agreement”), Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”), has issued to Matthew Szot (the “Holder”) 450,000 shares of restricted common stock of the Company, par value $0.001 (“Common Stock”).

A. ISSUANCE. On May 17, 2022 (the “Issuance Date”), the Company issued the Holder 450,000 shares of restricted common stock for a purchase price of $0.001 per share of Common Stock (such shares being referred to herein as the “Restricted Stock”). The Restricted Stock shall be subject to the terms and conditions set forth in this Agreement.

B. VESTING. Subject to the adjustments described below, the Restricted Stock will vest quarterly over a period of two (2) years from the date of this Agreement, with 56,250 shares of Restricted Stock vesting on the three (3) month anniversary of the date of this Agreement, and 56,250 Shares vesting on each subsequent three (3) month anniversary of the date of this Agreement during the two-year period (“Time Vested Schedule”). Time Vested Schedule is subject to adjustment as follows:

(1) If Cadrenal’s initial public offering (“IPO”) is completed, the shares of Restricted Stock shall be 33.33% vested upon completion of the IPO (to the extent the 33.33% exceeds the shares vested pursuant to the Time Vested Schedule), subject to any lock-up period provided for in connection with the IPO and/or applicable state and federal securities laws, with the remaining shares to vest pursuant to the Time Vested Schedule;

(2) Upon the twelve (12) month anniversary of the IPO, the shares of Restricted Stock shall be 66.66% vested (to the extent the 66.66% exceeds the shares vested pursuant to the Time Vested Schedule), with the remaining shares to vest pursuant to the Time Vested Schedule; and/or

(3) If the Holder voluntarily terminates employment or consulting arrangement with Cadrenal before November 16, 2022 and at the time of termination the Company has raised gross proceeds of $2,000,000 or more from any financing raised from the date hereof to the IPO (“Pre-IPO Financing”), no further vesting of the shares of Restricted Stock will take place; provided, however that if the Company does not complete the Pre-IPO Financing prior to November 16, 2022 and such termination occurs prior to November 16, 2022, the shares of Restricted Stock will continue to vest regardless of consulting or employment status.

Until the shares of Restricted Stock vest, they shall be held physically by the Company or in book entry form on the Company’s records.

C. LAPSING FORFEITURE PROVISIONS. Subject to the terms of this Agreement, the Restricted Stock shall be automatically forfeited in the event the applicable vesting requirements set forth above are not satisfied, or cannot by their terms be satisfied. Furthermore, except as set forth above in Section B (3) above all of the unvested Restricted Stock shall be automatically forfeited upon the Holder’s termination of service to the Company or any Affiliate for any reason, with respect to the Holder.

D. TRANSFER RESTRICTIONS. Prior to the satisfaction of the conditions set forth in Section (B) above, the Holder shall not sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) any of the Restricted Stock. Upon satisfaction of the conditions set forth above with respect to Restricted Stock, the transfer restrictions set forth in this Section shall lapse with respect to the Restricted Stock for which such conditions are satisfied.

B. ADJUSTMENT OF SHARES. Notwithstanding anything contained herein to the contrary, in the event of any change in the Common Stock resulting from a corporate transaction including, but not limited to, a subdivision or consolidation, reorganization, recapitalization, merger, share split, reverse share split, share distribution, combination of shares or the payment of a share dividend, the Restricted Stock shall be treated in the same manner in any such transaction as other Common Stock but will be subject to the vesting requirements set forth in this Agreement. Any Common Stock or other securities received by the Holder as a result of such transaction with respect to the Restricted Stock shall be subject to the restrictions and conditions set forth herein.

C. RIGHTS AS STOCKHOLDER. The Holder shall be entitled to all of the rights of a stockholder with respect to the Restricted Stock as of the Issuance Date, including, but not limited to, the right to vote such shares and receive dividends and other distributions payable with respect to same.

D. RECORDING; ESCROW OF SHARE CERTIFICATES. As soon as reasonably practicable after the Issuance Date, the Company shall issue a stock certificate (or otherwise or enter in its books and records if shares are in book entry form on the Company’s records) in the Holder’s name that corresponds to the Restricted Stock (the “Certificate”), and shall hold such Certificate in escrow for the Holder’s benefit, properly endorsed for transfer, until such time as the Restricted Stock are forfeited to the Company or all restrictions thereon lapse. The Company shall not be liable for any act it may do or fail to do with respect to the holding of the Certificate in escrow hereunder, provided it acts or fails to act in good faith and in the exercise of its sound judgment.

E. LEGEND. To the extent the Company issues a Certificate prior to the lapse of the restrictions on a Holder’s Restricted Stock, the Certificate shall bear the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT ENTERED INTO BETWEEN The HOLDER OF THIS CERTIFICATE AND CADRENAL THERAPEUTICS, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE CONDITIONS). COPIES OF THAT AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF CADRENAL THERAPEUTICS, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

F. SECTION 83(b) ELECTION. The Holder hereby acknowledges that the Holder has been informed that, with respect to the Restricted Stock, the Holder may be permitted to file an election with the Internal Revenue Service, within thirty (30) days of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on any difference between the purchase price of the Restricted Stock and the fair market value of the Restricted Stock on the date of purchase or Award.  Absent such an election, taxable income would likely be measured and recognized by the Holder at the time or times at which the forfeiture restrictions on the Restricted Stock lapse.  The Company is not making any representation as to whether the Holder is permitted to file a Section 83(b) election.  The Holder is strongly encouraged to seek the advice of the Holder’s own tax consultants in connection with the issuance of the Restricted Stock and the advisability of filing of the election under Section 83(b) of the Code.  A form of election under Section 83(b) is attached hereto as Exhibit A for reference.

THE HOLDER ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE HOLDER’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY. TO THE EXTENT THE HOLDER FILES A SECTION 83(b) ELECTION THE HOLDER IS REQUIRED TO FURNISH A COPY TO THE COMPANY.

WITHHOLDING TAXES. The Company shall have the right to require the Holder to remit to the Company, or to withhold from amounts payable to the Holder, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements (including, without limitation, any tax resulting from (i) the expiration of restrictions set forth hereunder that are applicable to any particular Restricted Stock or (ii) an election made by the Holder under Section 83(b) of the Code).

G. HOLDER REPRESENTATIONS. The Holder has reviewed with the Holder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Holdert. The Holder understands that the Holder (and not the Company) shall be responsible for the Holder’s own tax liability arising as a result of the transactions contemplated by this Agreement.

H. SERVICE. Neither this Agreement nor any action taken hereunder shall be construed as giving the Holder any right of continuing employment or service with the Company.

I. NOTICES. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the state of Delaware (the “DGCL”), Holder consents to the delivery of any notice or communications to stockholders given by the Company under this Agreement, the DGCL or the Company’s Certificate of Incorporation or Bylaws by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for the Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for the Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to Holder. This consent may be revoked by Holder by written notice to the Company (the “Consent Revocation”) and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

J. ENTIRE AGREEMENT; GOVERNING LAW. This Agreement and the Stock Restrictions Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement. This Agreement and all matters arising directly or indirectly herefrom shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

K. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Holder and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Participant and may not be assigned by the Holder without the prior consent of the Company. Any attempted assignment in violation of this Section shall be null and void.

L. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Holder.

EXHIBIT A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby makes an election pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:

1. The name, address and taxpayer identification number of the undersigned are:

Name:
Address:
Social Security No.:

2. The election is being made with respect to [●] shares of common stock, $[●] par value per share (the “Stock”) of Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”).

3. The date on which the Stock was transferred to the undersigned was [●]. The taxable year for which this election is being made is calendar year [●].

4. The property is subject to the following restrictions:

The above-mentioned shares may not be transferred and are subject to forfeiture under the terms of a Restricted Stock Award.

Disposition of the Stock is also subject to restrictions imposed under applicable federal and state securities laws regulating the transfer of unregistered securities.

5. The fair market value of the Stock at the time of transfer (determined without regard to any lapse restriction, as defined in §1.83-3(i) of the Regulations) was $[●] per share, for an aggregate fair market value of $[●].

6. The undersigned paid $[●] for the Stock. Therefore, $[●] (the difference between the full fair market value of the Stock stated above and the amount paid by the undersigned, if any) is includible in the undersigned’s gross income as compensation for services.

7. A copy of this election has been furnished to the Company as required by §1.83-2(d) of the Regulations.

8. This election was executed on [●], 202[_].

Signature of Taxpayer	Signature of Spouse (as applicable)

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code. You should consult your tax advisor to determine whether you wish to make an election under section 83(b). If, after consultation with your tax advisor, you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three (3) counterparts of your completed election (plus one extra counterpart for each person other than you, if any, who receives property that is the subject of your election), retaining at least one photocopy for your records. If you are married and a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Wisconsin or the Commonwealth of Puerto Rico, your spouse also should sign the election where indicated.

2. Send two (2) of the counterparts of the Section 83(b) election via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service Center where you will file your personal tax returns for the current year. Your transmittal letter should request the return of one (1) of the counterparts that has been date-stamped by the Internal Revenue Service, and you should enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return the date-stamped counterpart to you.

We suggest that you have your original transmittal package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive a date-stamped counterpart or other confirmation from the Internal Revenue Service. If and when you receive the date-stamped counterpart from the Internal Revenue Service, retain it for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

THE ELECTION SHOULD BE SENT IMMEDIATELY, BECAUSE YOU ONLY HAVE 30 DAYS AFTER THE DATE THE SHARES WERE GRANTED TO YOU WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED, AND THERE IS NO REMEDY FOR FAILURE TO FILE ON TIME. FURTHER, BE ADVISED THAT IF YOU MAKE THE SECTION 83(B) ELECTION, THE ELECTION IS IRREVOCABLE.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

HOLDER		CADRENAL THERAPEUTICS, INC.

By:	/s/ Matthew Szot	By:	/s/ Quang Pham
Name:	Matthew Szot	Name:	Quang Pham
		Title:	Chief Executive Officer

[Signature Page to Restricted Stock Purchase Agreement]